Chase Manhattan Auto Grantor Trust 1996-B

                         Statement to Certificateholders

                                                                    July 17 2000

        DISTRIBUTION IN DOLLARS
             ORIGINAL               PRIOR                                                                                 CURRENT
             FACE                   PRINCIPAL                                                      REALIZED DEFERRED     PRINCIPAL
   CLASS     VALUE                  BALANCE           PRINCIPAL         INTEREST       TOTAL        LOSES   INTEREST      BALANCE
A            1,478,422,107.71       119,380,924.88   12,804,875.46     657,589.93   13,462,465.39    0.00     0.00    106,576,049.42
A            1,478,422,107.71       119,380,924.88   12,804,875.46     657,589.93   13,462,465.39    0.00     0.00    106,576,049.42
B               45,725,000.00         3,692,242.39      396,032.32      20,799.63      416,831.95    0.00     0.00      3,296,210.07
B               45,725,000.00         3,692,242.39      396,032.32      20,799.63      416,831.95    0.00     0.00      3,296,210.07
TOTALS       3,048,294,215.42       246,146,334.54   26,401,815.56   1,356,779.12   27,758,594.68    0.00     0.00    219,744,518.98



    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                    PASS-THROUGH RATES
             PRIOR                                                                 CURRENT                       CURRENT
             PRINCIPAL                                                             PRINCIPAL        CLASS        PASS THRU
 CLASS       FACTOR                 PRINCIPAL      INTEREST       TOTAL            FACTOR                        RATE
A            80.74887697           8.66117694      0.44479173     9.10596867       72.08770003        A          6.610000 %
A            80.74887697           8.66117694      0.44479173     9.10596867       72.08770003        A          6.610000 %
B            80.74887676           8.66117704      0.45488529     9.11606233       72.08769973        B          6.760000 %
B            80.74887676           8.66117704      0.45488529     9.11606233       72.08769973        B          6.760000 %
TOTALS       80.74887696           8.66117694      0.44509454     9.10627148       72.08770002



IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

Kimberly Costa
The Chase Manhattan Bank - Structured Finance Services
450 W. 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-3247
Email: kimberly.k.costa@chase.com

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Auto Grantor Trust 1996-B

                                                                    July 17 2000

                         STATEMENT TO CERTIFICATEHOLDERS



                                                             Due Period                                                          46
                                                             Due Period Beg Date                                           06/01/00
                                                             Due Period End Date                                           06/30/00
                                                             Determination Date                                            07/10/00
Section 5.8(iii)  Servicing Fee                                                                                          102,560.97
Section 5.8(iii)  Servicing Fee per $1000                                                                                0.06729073

Section 5.8(v)    Pool Balance at the end of the Collection Period                                                   109,872,259.49

Section 5.8(vi)   Net Losses for Collection Period                                                                         3,829.49

Section 5.8(vii)  Carryover Shortfall for Collection Period
                                          Class A Interest                                                                     0.00
                                          Class B Interest                                                                     0.00
                                          Class A Principal                                                                    0.00
                                          Class B Principal                                                                    0.00
                                          TOTAL                                                                                0.00

Section 5.8(viii) Reserve Account Balance after Disbursement                                                          11,431,103.00

Section 5.8(ix)   Specified Reserve Account Balance                                                                   11,431,103.00

Section 5.8(x)    Repurchase Amounts for Repurchased Receivables
                                          By Seller                                                                            0.00
                                          By Servicer                                                                    119,620.79
                                          TOTAL                                                                          119,620.79

                                 (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Auto Grantor Trust 1996-B

                                                                    July 17 2000

Section 5.8(xi)  Advance Summary for Collection Period

                                          Unreimbursed Advances for Previous Period                                    3,990,797.51
                                          Unreimbursed Advances for Period                                             3,977,462.43
                                          Change From Previous Periods                                                   -13,335.08

                                          Reimbursed advance from collections                                            156,373.00
                                          Reimbursed advance from liquidation proceeds                                     8,437.56
                                          Reimbursed advance from reserve account withdrawals                                  0.00




                                 (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION